Exhibit 23.1

                    Consent of Independent Public Accountants



     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-19571, 333-19573, 333-19615, 333-31541 and
333-47825.


                                       /s/   Arthur Andersen LLP

Boston, Massachusetts
March 7, 2001